UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

Nasdaq Compliance

As previously reported, on September 20, 2019, Guardion Health Sciences, Inc. (the “Company” or “we”) received notice from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the previous 30 consecutive business days, the Company no longer satisfied the requirement to maintain a minimum bid price of $1.00 per share, as required by Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with the Nasdaq Listing Rules, the Company was afforded 180 days, or until March 18, 2020, to regain compliance with the Bid Price Rule by evidence of a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Thereafter, the Company had been afforded a second 180-calendar day compliance period (which 180-day period was extended due to circumstances related to COVID-19), or until November 30, 2020, to regain compliance with the Bid Price Rule.

The Company was unable to regain compliance with the Bid Price Rule by November 30, 2020. Accordingly, on December 1, 2020, the Company received a letter from the Staff notifying it that its Common Stock would be subject to delisting from Nasdaq unless the Company timely appealed Nasdaq’s determination to a Nasdaq Listing Qualifications Panel (the “Panel”). The Company timely appealed Nasdaq’s determination to the Panel. On January 26, 2021, the Company received written notification that the Panel granted the Company an extension for continued listing through March 15, 2021.

On March 15, 2021, we received a letter from the Staff notifying us that we had regained compliance with the Bid Price Rule. The letter stated the staff had determined that for the prior 10 consecutive business days, the closing bid price of the Company’s common stock had been at $1.00 per share or greater and that accordingly, the Company had regained compliance under the Bid Price Rule, and that the matter was now closed.

On March 16, 2021, the Company issued a press release announcing the foregoing. The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Presentation

The Company is filing as Exhibit 99.2 to this Current Report on Form 8-K a presentation that will be given at Maxim Group’s Emerging Growth Virtual Conference on March 17, 2021.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated March 16, 2021
99.2	Presentation, dated March 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: March 16, 2021
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer